EXHIBIT 99.1

REPUBLIC SERVICES, INC.
REPORTS SECOND QUARTER RESULTS

•	Company reports positive volume performance in the second quarter

•	Company reaffirms 2013 adjusted diluted earnings per share and free cash flow guidance

•	Company announces 10.6% increase in the quarterly dividend

•	Company records remediation charge

PHOENIX (July 25, 2013) – Republic Services, Inc. (NYSE: RSG) today reported net income of $56.3 million, or $0.15 per diluted share, for the three months ended June 30, 2013, versus $149.2 million, or $0.40 per diluted share, for the comparable period last year. On an adjusted basis, net income for the three months ended June 30, 2013 and 2012, would have been $156.7 million or $0.43 per diluted share, and $218.4 million, or $0.59 per diluted share, respectively.

Republic’s net income for the three months ended June 30, 2013 and 2012, includes a number of charges and other expenses that impacted its results. A detail of charges and other expenses that are excluded from adjusted net income is contained in the Reconciliation of Certain Non-GAAP Measures section of this document. Adjusted net income and adjusted diluted earnings per share for the current quarter exclude an environmental remediation charge of $65.6 million, net of tax or $0.18 per diluted share, and costs related to the withdrawal from the Central States Pension Fund of $33.7 million, net of tax or $0.10 per diluted share.

Commenting on these results, Donald W. Slager, president and chief executive officer, said, "Excluding accounting charges, the business performed well in the second quarter and in-line with our expectations. We remain encouraged by our improving average yield and volume performance, which we believe results from a strengthening economy."

Excluding certain charges and other expenses recorded during 2013 and 2012, as described in the Reconciliation of Certain Non-GAAP Measures section of this document, adjusted earnings before interest, taxes, depreciation, depletion, amortization and accretion (adjusted EBITDA) for the three months ended June 30, 2013, would have been $582.1 million or 27.6% of revenue, compared to $624.8 million or 30.3%, for the comparable 2012 period.

Revenue for the three months ended June 30, 2013, increased to $2,111.7 million compared to $2,060.6 million for the same period in 2012. This increase in revenue of 2.5% was made up of increases in average yield of 1.3%, fuel recovery fees of 0.2%, volume of 0.9% and acquisitions, net of divestitures of 0.4%, partially offset by decreases in recycling commodities pricing of 0.3%.

Six months ended June 30, 2013

For the six months ended June 30, 2013, net income was $180.9 million or $0.50 per diluted share, versus $292.1 million, or $0.79 per diluted share, for the comparable period last year. On an adjusted basis, net income for the six months ended June 30, 2013 and 2012, would have been $324.1 million or $0.89 per diluted share, and $359.2 million or $0.97 per diluted share, respectively.

Republic’s net income for the six months ended June 30, 2013 and 2012, includes a number of charges, other expenses and benefits that impacted its results. A detail of charges and other expenses that are excluded from adjusted net income is contained in the Reconciliation of Certain Non-GAAP Measures section of this document.

Excluding certain charges and other expenses recorded during 2013 and 2012, as described in the Reconciliation of Certain Non-GAAP Measures section of this document, adjusted EBITDA for the six months ended June 30, 2013, would have been $1,151.2 million or 28.0% of revenue, compared to $1,181.6 million or 29.2%, for the comparable 2012 period.

Revenue for the six months ended June 30, 2013, increased to $4,110.3 million compared to $4,043.0 million for the same period in 2012. This increase in revenue of 1.7% was made up of increases in average yield of 1.3%, fuel recovery fees of 0.3% and acquisitions, net of divestitures of 0.5%, partially offset by decreases in volume of 0.1% and recycling commodities pricing of 0.3%.

2013 Financial Guidance

Republic reaffirmed its full year adjusted diluted earnings per share guidance of $1.86 to $1.91. As described in the 2013 Financial Guidance section of this document, a number of charges, including the environmental remediation charge, other expenses and benefits, are excluded from adjusted diluted earnings per share.

Republic also maintained its 2013 adjusted free cash flow guidance of $675 to $700 million.

Republic Declares Quarterly Dividend

Republic's Board of Directors declared a regular quarterly dividend of $0.26 per share, an increase of 10.6% over the prior quarter, for stockholders of record on Oct. 1, 2013. The dividend will be paid on Oct. 15, 2013.

About Republic Services

Republic is an industry leader in the U.S. non-hazardous solid waste industry. Through its subsidiaries, Republic’s collection companies, transfer stations, recycling centers and landfills focus on providing reliable environmental services and solutions for commercial, industrial, municipal and residential customers.  Republic and its employees believe in protecting the planet and applying common sense solutions to customers’ waste and recycling challenges.

Republic participates in investor presentations and conferences throughout the year.  Interested parties can find a schedule of these conferences at republicservices.com by selecting “Calendar” on the investor relations page.  Audio and other presentations from earnings calls and investor conferences are also available on the investor relations page of the website.

For more information, contact:

Media Inquiries                    Investor Inquiries
Darcie Brossart (480) 627-2700            Ed Lang (480) 627-7128
media@republicservices.com                Brian DelGhiaccio (480) 627-2741

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SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$96.7	$67.6
Accounts receivable, less allowance for doubtful accounts of $43.0 and $45.3, respectively	876.5	836.6
Prepaid expenses and other current assets	170.0	209.3
Deferred tax assets	125.6	117.8
Total current assets	1,268.8	1,231.3
Restricted cash and marketable securities	183.8	164.2
Property and equipment, net	7,017.7	6,910.3
Goodwill	10,707.2	10,690.0
Other intangible assets, net	330.1	358.7
Other assets	266.6	262.4
Total assets	$19,774.2	$19,616.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$527.6	$474.5
Notes payable and current maturities of long-term debt	15.3	19.4
Deferred revenue	298.7	313.2
Accrued landfill and environmental costs, current portion	234.0	195.5
Accrued interest	66.9	68.8
Other accrued liabilities	608.3	623.6
Total current liabilities	1,750.8	1,695.0
Long-term debt, net of current maturities	7,013.3	7,051.1
Accrued landfill and environmental costs, net of current portion	1,471.9	1,420.6
Deferred income taxes and other long-term tax liabilities	1,171.9	1,232.7
Self-insurance reserves, net of current portion	299.1	290.9
Other long-term liabilities	354.0	220.9
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 410.1 and 405.2 issued including shares held in treasury, respectively	4.1	4.1
Additional paid-in capital	6,723.4	6,588.9
Retained earnings	2,413.0	2,403.2
Treasury stock, at cost (48.2 and 44.1 shares, respectively)	(1,422.7)	(1,287.1)
Accumulated other comprehensive loss, net of tax	(7.4)	(5.8)
Total Republic Services, Inc. stockholders' equity	7,710.4	7,703.3
Noncontrolling interests	2.8	2.4
Total stockholders' equity	7,713.2	7,705.7
Total liabilities and stockholders' equity	$19,774.2	$19,616.9

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue	$2,111.7	$2,060.6	$4,110.3	$4,043.0
Expenses:
Cost of operations	1,410.0	1,238.5	2,633.1	2,441.7
Depreciation, amortization and depletion	217.0	214.9	426.6	428.6
Accretion	19.2	19.7	38.4	39.4
Selling, general and administrative	228.2	197.3	434.7	419.7
Negotiation and withdrawal costs - Central States Pension Fund	53.9	3.2	116.1	3.3
Gain on disposition of assets and impairments, net	(0.8)	—	(1.9)	(3.6)
Restructuring charges	3.0	—	7.9	—
Operating income	181.2	387.0	455.4	713.9
Interest expense	(90.2)	(98.8)	(179.8)	(203.1)
Loss on extinguishment of debt	(0.3)	(110.3)	(2.1)	(110.3)
Interest income	0.1	0.2	0.4	0.5
Other income, net	0.3	0.5	0.5	0.7
Income before income taxes	91.1	178.6	274.4	401.7
Provision for income taxes	34.7	29.1	93.1	109.4
Net income	56.4	149.5	181.3	292.3
Net income attributable to noncontrolling interests	(0.1)	(0.3)	(0.4)	(0.2)
Net income attributable to Republic Services, Inc.	$56.3	$149.2	$180.9	$292.1
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$0.16	$0.41	$0.50	$0.79
Weighted average common shares outstanding	362.9	367.9	362.8	369.4
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$0.15	$0.40	$0.50	$0.79
Weighted average common and common equivalent shares outstanding	364.4	368.9	364.2	370.7
Cash dividends declared per common share	$0.235	$0.220	$0.470	$0.440

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Six Months Ended June 30,
	2013	2012
Cash provided by operating activities:
Net income	$181.3	$292.3
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	465.0	468.0
Non-cash interest expense	23.7	32.5
Restructuring related charges	7.9	—
Stock-based compensation	12.1	12.7
Deferred tax benefit	(54.5)	(25.7)
Provision for doubtful accounts, net of adjustments	7.5	12.8
Loss on extinguishment of debt	2.1	110.3
Gain on disposition of assets, net and asset impairments	(5.8)	(10.9)
Withdrawal liability - Central States Pension Fund	99.9	—
Remediation adjustments	113.9	(11.3)
Excess income tax benefit from stock option exercises and other non-cash items	(1.6)	(0.6)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(40.1)	(30.5)
Prepaid expenses and other assets	(4.2)	(3.9)
Accounts payable	40.1	(28.3)
Restructuring and synergy related expenditures	(12.6)	(68.1)
Capping, closure and post-closure expenditures	(41.8)	(31.3)
Remediation expenditures	(51.3)	(28.5)
Other liabilities	19.9	5.5
Cash provided by operating activities	761.5	695.0

Cash used in investing activities:
Purchases of property and equipment	(461.8)	(462.5)
Proceeds from sales of property and equipment	7.4	21.4
Cash used in business acquisitions and development projects, net of cash acquired	(28.5)	(71.8)
Cash proceeds from divestitures, net of cash divested	2.7	9.6
Change in restricted cash and marketable securities	(19.6)	50.7
Other	(1.9)	(0.3)
Cash used in investing activities	(501.7)	(452.9)

Cash used in financing activities:
Proceeds from notes payable and long-term debt	771.7	1,368.1
Proceeds from issuance of senior notes, net of discount	—	847.6
Payments of notes payable and long-term debt	(820.5)	(2,116.3)
Premiums paid on extinguishment of debt	—	(25.8)
Fees paid to issue and retire notes and certain hedging relationships	(1.5)	(16.2)
Issuances of common stock	122.9	37.5
Excess income tax benefit from stock option exercises	2.1	1.4
Purchases of common stock for treasury	(135.6)	(172.4)
Cash dividends paid	(169.8)	(163.0)
Cash used in financing activities	(230.7)	(239.1)

Increase in cash and cash equivalents	29.1	3.0
Cash and cash equivalents at beginning of period	67.6	66.3
Cash and cash equivalents at end of period	$96.7	$69.3

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2012. All amounts below are in millions and as a percentage of our revenue, except per share data.

REVENUE

The following table reflects our total revenue by line of business for the three and six months ended June 30, 2013 and 2012 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
Collection:
Residential	$548.6	26.0%	$541.1	26.3%	$1,083.9	26.4%	$1,072.1	26.5%
Commercial	650.5	30.8	630.9	30.6	1,293.9	31.5	1,252.0	31.0
Industrial	413.2	19.6	391.1	19.0	790.0	19.2	758.8	18.8
Other	8.9	0.4	8.6	0.4	17.1	0.4	16.5	0.4
Total collection	1,621.2	76.8	1,571.7	76.3	3,184.9	77.5	3,099.4	76.7
Transfer	265.9		249.0		499.2		474.9
Less: Intercompany	(159.9)		(147.1)		(301.7)		(282.3)
Transfer, net	106.0	5.0	101.9	4.9	197.5	4.8	192.6	4.8
Landfill	493.8		483.3		925.2		931.0
Less: Intercompany	(234.7)		(224.3)		(441.7)		(431.8)
Landfill, net	259.1	12.3	259.0	12.6	483.5	11.8	499.2	12.3
Sale of recyclable materials	90.3	4.3	97.1	4.7	178.3	4.3	188.1	4.6
Other non-core	35.1	1.6	30.9	1.5	66.1	1.6	63.7	1.6
Other	125.4	5.9	128.0	6.2	244.4	5.9	251.8	6.2
Total revenue	$2,111.7	100.0%	$2,060.6	100.0%	$4,110.3	100.0%	$4,043.0	100.0%

This quarter we conformed the terms used to describe components of price in an effort to better align with industry participants.  We have not changed our calculation methodology, but we believe use of these terms allow for consistent comparison across the industry. Average yield, which we formerly referred to as "core price," is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. We now use "core price" to mean price increases to customers and fees, excluding fuel recovery, net of price decreases to retain customers.

The following table reflects changes in our revenue for the three and six months ended June 30, 2013, versus the comparable 2012 periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Average yield	1.3%	0.6%	1.3%	0.6%
Fuel recovery fees	0.2	(0.1)	0.3	0.2
Total price	1.5	0.5	1.6	0.8
Volume	0.9	(1.3)	(0.1)	(0.6)
Recycling commodities	(0.3)	(1.0)	(0.3)	(0.9)
Total internal growth	2.1	(1.8)	1.2	(0.7)
Acquisitions / divestitures, net	0.4	0.6	0.5	0.5
Total	2.5%	(1.2)%	1.7%	(0.2)%

Core price	3.1%	2.6%	3.1%	2.6%

COST OF OPERATIONS

The following table summarizes the major components of our cost of operations for the three and six months ended June 30, 2013 and 2012 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
Labor and related benefits	$410.9	19.5%	$390.5	19.0%	$811.4	19.7%	$779.4	19.3%
Transfer and disposal costs	167.3	8.0	157.7	7.7	310.1	7.5	301.0	7.4
Maintenance and repairs	186.2	8.8	170.7	8.3	359.7	8.8	336.6	8.3
Transportation and subcontract costs	116.8	5.5	109.8	5.3	221.3	5.4	216.1	5.3
Fuel	129.0	6.1	132.0	6.4	256.6	6.2	263.2	6.5
Franchise fees and taxes	104.3	4.9	102.5	5.0	200.6	4.9	199.6	4.9
Landfill operating costs	36.5	1.7	32.2	1.6	77.4	1.9	59.0	1.5
Risk management	45.5	2.2	41.3	2.0	87.0	2.1	87.7	2.2
Cost of goods sold	30.0	1.4	33.8	1.6	58.3	1.4	64.5	1.6
Other	74.8	3.5	68.0	3.2	142.0	3.6	134.6	3.4
Subtotal cost of operations	1,301.3	61.6	1,238.5	60.1	2,524.4	61.5	2,441.7	60.4
Bridgeton remediation	108.7	5.2	—	—	108.7	2.6	—	—
Total cost of operations	$1,410.0	66.8%	$1,238.5	60.1%	$2,633.1	64.1%	$2,441.7	60.4%

These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three and six months ended June 30, 2013 and 2012 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
Salaries	$139.9	6.6%	$137.3	6.7%	$277.0	6.7%	$287.8	7.1%
Provision for doubtful accounts	4.6	0.2	5.6	0.3	7.5	0.2	12.8	0.3
Other	83.7	4.0	54.4	2.6	150.2	3.7	119.1	3.0
Total selling, general and administrative expenses	$228.2	10.8%	$197.3	9.6%	$434.7	10.6%	$419.7	10.4%

These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

Earnings Before Interest, Taxes, Depreciation, Depletion, Amortization and Accretion

The following table calculates earnings before interest, taxes, depreciation, depletion, amortization and accretion (EBITDA), which is not a measure determined in accordance with U.S. generally accepted accounting principles (GAAP), for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income attributable to Republic Services, Inc.	$56.3	$149.2	$180.9	$292.1
Net income attributable to noncontrolling interests	0.1	0.3	0.4	0.2
Provision for income taxes	34.7	29.1	93.1	109.4
Other income, net	(0.3)	(0.5)	(0.5)	(0.7)
Interest income	(0.1)	(0.2)	(0.4)	(0.5)
Loss on extinguishment of debt	0.3	110.3	2.1	110.3
Interest expense	90.2	98.8	179.8	203.1
Depreciation, amortization and depletion	217.0	214.9	426.6	428.6
Accretion	19.2	19.7	38.4	39.4
EBITDA	$417.4	$621.6	$920.4	$1,181.9
We believe that presenting EBITDA is useful to investors because it provides important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA demonstrates our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit rating and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. This measure has limitations. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years. Our definition of EBITDA may not be comparable to similarly titled measures presented by other companies.

Adjusted Earnings

Reported diluted earnings per share were $0.15 and $0.50 for the three and six months ended June 30, 2013, versus $0.40 and $0.79 for the comparable 2012 periods. During the three and six months ended June 30, 2013 and 2012, we recorded a number of charges, other expenses and net gain on disposition of assets that impacted our EBITDA, pre-tax income, net income attributable to Republic Services, Inc. (Net Income – Republic) and diluted earnings per share.  These items primarily consist of the following:

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share
As reported	$417.4	$91.1	$56.3	$0.15	$621.6	$178.6	$149.2	$0.40
Negotiation and withdrawal costs - Central States Pension Fund	53.9	53.9	33.7	0.10	3.2	3.2	1.8	0.01
Restructuring charges	3.0	3.0	1.4	—	—	—	—	—
Loss on extinguishment of debt	—	0.3	0.1	—	—	110.3	67.4	0.18
Gain on disposition of assets and impairments, net	(0.9)	(0.9)	(0.4)	—	—	—	—	—
Bridgeton remediation	108.7	108.7	65.6	0.18	—	—	—	—
Adjusted	$582.1	$256.1	$156.7	$0.43	$624.8	$292.1	$218.4	$0.59

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
			Net	Diluted			Net	Diluted
		Pre-tax	Income -	Earnings		Pre-tax	Income -	Earnings
	EBITDA	Income	Republic	per Share	EBITDA	Income	Republic	per Share
As reported	$920.4	$274.4	$180.9	$0.50	$1,181.9	$401.7	$292.1	$0.79
Negotiation and withdrawal costs - Central States Pension Fund	116.1	116.1	72.4	0.20	3.3	3.3	1.9	0.01
Restructuring charges	7.9	7.9	4.9	0.01	—	—	—	—
Loss on extinguishment of debt	—	2.1	1.2	—	—	110.3	67.4	0.18
Gain on disposition of assets and impairments, net	(1.9)	(1.9)	(0.9)	—	(3.6)	(3.6)	(2.2)	(0.01)
Bridgeton remediation	108.7	108.7	65.6	0.18	—	—	—	—
Adjusted	$1,151.2	$507.3	$324.1	$0.89	$1,181.6	$511.7	$359.2	$0.97

We believe that presenting adjusted EBITDA, adjusted pre-tax income, adjusted net income attributable to Republic Services, Inc., and adjusted diluted earnings per share, which are not measures determined in accordance with GAAP, provides an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges and costs in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. In the case of the Bridgeton remediation second quarter 2013 charge, we are adjusting such amount due to its significant effect on our operating results. However, in the ordinary course of our business, we often incur remediation adjustments that we do not adjust from our operating results. Our definition of adjusted EBITDA, adjusted pre-tax income, adjusted net income attributable to Republic Services Inc., and adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.

Adjusted Free Cash Flow

The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with GAAP, for the six months ended June 30:

	2013	2012
Cash provided by operating activities	$761.5	695.0
Property and equipment received	(476.1)	(458.0)
Proceeds from sales of property and equipment	7.4	21.4
Cash paid related to negotiation and withdrawal costs - Central States Pension Fund, net of tax	10.1	1.9
Restructuring payments, net of tax	7.7	—
Merger-related payments, net of tax	1.0	40.9
BFI risk management and Allied exchange of partnership interest tax payments	—	34.2
Cash tax benefit for debt extinguishment	—	(4.8)
Divestiture related tax payments	—	0.5
Adjusted free cash flow	$311.6	$331.1

We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain payments. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.

Purchases of property and equipment as reflected on our consolidated statements of cash flows presented above represent amounts paid during the period for such expenditures. A reconciliation of property and equipment reflected on our consolidated statements of cash flows to property and equipment received during the period is as follows for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$247.0	$188.3	$461.8	$462.5
Adjustments for property and equipment received during the prior period but paid for in the following period, net	12.0	63.3	14.3	(4.5)
Property and equipment received during the period	$259.0	$251.6	$476.1	$458.0

As of June 30, 2013, accounts receivable were $876.5 million, net of allowance for doubtful accounts of $43.0 million, resulting in days sales outstanding of 38, or 25 days net of deferred revenue. In addition, at June 30, 2013, our accounts receivable in excess of 90 days old totaled $56.5 million, or 6.1% of gross receivables outstanding.

CASH DIVIDENDS

In April 2013, we paid a cash dividend of $84.9 million to stockholders of record as of April 1, 2013. As of June 30, 2013, we recorded a quarterly dividend payable of $85.1 million to stockholders of record at the close of business on July 1, 2013, which was paid on July 15, 2013. In July 2013, our board of directors approved an increase in the regular quarterly dividend of 10.6%. The quarterly dividend of $0.26 per share will be paid on October 15, 2013 to stockholders of record on October 1, 2013.

STOCK REPURCHASE PROGRAM
We have had a share repurchase program since November 2010. From November 2010 to June 30, 2013, we repurchased 33.1 million shares of our stock for $960.6 million at a weighted average cost per share of $29.00. During the three months ended June 30, 2013, we repurchased 2.0 million shares of our stock for $68.1 million at a weighted average cost per share of $33.86.

As of June 30, 2013, we had 361.8 million shares of common stock issued and outstanding.

2013 FINANCIAL GUIDANCE

Adjusted Diluted Earnings per Share

The following is a summary of anticipated adjusted diluted earnings per share for the year ending December 31, 2013, which is not a measure determined in accordance with GAAP:

(Anticipated) Year Ending
December 31, 2013
Diluted earnings per share	$1.39 - $1.44
Negotiation and withdrawal costs - Central States Pension Fund	0.26
Restructuring charges	0.03
Loss on extinguishment of debt	—
Gain on disposition of assets and impairments, net	—
Bridgeton remediation	0.18
Adjusted diluted earnings per share	$1.86 - $1.91

We believe that the presentation of adjusted diluted earnings per share, which excludes loss on extinguishment of debt, negotiation and withdrawal costs - Central States Pension Fund, restructuring charges, gain on disposition of assets and impairments, net, and Bridgeton remediation charges provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges and costs in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.

Adjusted Free Cash Flow

Our anticipated adjusted free cash flow for the year ending December 31, 2013, which is not a measure determined in accordance with GAAP, is calculated as follows:

(Anticipated) Year Ending December 31, 2013
Cash provided by operating activities	$ 1,484 - 1,509
Property and equipment received	(860)
Proceeds from sales of property and equipment	25
Merger related payments, net of tax	1
Cash paid related to negotiation and withdrawal costs - Central States Pension Fund, net of tax	10
Restructuring payments, net of tax	15
Adjusted free cash flow	$ 675 - 700

Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment reflected on our consolidated statements of cash flows to property and equipment received during the period is as follows:

(Anticipated) Year Ending December 31, 2013
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$880
Adjustments for property and equipment received during the prior period but paid for in the following period, net	(20)
Property and equipment received during the period	$860

We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary expenditures because it excludes certain expenditures that are required or to which we have committed such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook,” and similar expressions are intended to identify forward-looking statements. These statements include statements about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are:

•
general economic and market conditions, including the current global economic and financial market crisis, inflation and changes in commodity pricing, fuel, labor, risk and health insurance and other variable costs that are generally not within our control, and our exposure to credit and counterparty risk;

•
whether our estimates and assumptions concerning our selected balance sheet accounts, income tax accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to our landfills and property and equipment (including our estimates of the fair values of the assets and liabilities acquired in business acquisitions), and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate;

•	competition and demand for services in the solid waste industry;

•	price increases to our customers may not be adequate to offset the impact of increased costs, including labor, third-party disposal and fuel, and may cause us to lose volume;

•	our ability to manage growth and execute our growth strategy;

•
our compliance with, and future changes in, environmental and flow control regulations and our ability to obtain approvals from regulatory agencies in connection with operating and expanding our landfills;

•
the impact on us of our substantial indebtedness, including on our ability to obtain financing on acceptable terms to finance our operations and growth strategy and to operate within the limitations imposed by financing arrangements;

•	our ability to retain our investment grade ratings for our debt;

•	our dependence on key personnel;

•	our dependence on large, long-term collection, transfer and disposal contracts;

•	our business is capital intensive and may consume cash in excess of cash flow from operations;

•	any exposure to environmental liabilities, to the extent not adequately covered by insurance, could result in substantial expenses;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending and future legal proceedings, including litigation, audits or investigations brought by or before any governmental body;

•
severe weather conditions, including those brought about by climate change, which could impair our financial results by causing increased costs, loss of revenue, reduced operational efficiency or disruptions to our operations;

•
compliance with existing and future legal and regulatory requirements, including limitations or bans on disposal of certain types of wastes or on the transportation of waste, which could limit our ability to conduct or grow our business, increase our costs to operate or require additional capital expenditures;

•
potential increases in our costs if we are required to provide additional funding to any multi-employer pension plan to which we contribute or if an additional withdrawal event or events occur with respect to Central States Pension Fund or if a withdrawal event occurs with respect to any other multi-employer pension plan to which we contribute;

•	the negative impact on our operations of union organizing campaigns, work stoppages or labor shortages;

•	the negative effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills;

•	changes by the Financial Accounting Standards Board or other accounting regulatory bodies to generally accepted accounting principles or policies; and

•
acts of war, riots or terrorism, including the events taking place in the Middle East and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the United States.

The risks included here are not exhaustive. Refer to “Part I, Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except to the extent required by applicable law or regulation, we undertake no obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.